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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF SUMMIT PROPERTIES PARTNERSHIP, L.P.

NAME OF SUBSIDIARY                                     STATE OF ORGANIZATION
------------------                                     ---------------------
Summit Management Company                                    Maryland
Summit Apartment Builders, Inc.                               Florida
Stony Point/Summit Limited Partnership                       Virginia
Summit/Belmont Limited Partnership                           Virginia
Henderson/McGuire Partners (Limited Partnership)             Delaware
McGregor/McGuire Limited Partnership                          Florida
Sand Lake Joint Venture                                       Florida
Portofino Place, Ltd.                                         Florida
Foxcroft East Associates                                  North Carolina
Summit Stonefield, LLC                                     Pennsylvania
Summit Southwest, L.P.                                       Delaware
Summit Valley Brook, LLC                                     Delaware
Summit Shiloh, LLC                                            Georgia
Summit Sweetwater, LLC                                        Georgia
Summit Grandview, LLC                                     North Carolina
Summit Grand Parc, LLC                                       Delaware
Summit Roosevelt, LLC                                        Delaware